UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2026

AFFINITY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39914	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

On July 7, 2026, Affinity Bancshares, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”).  The matters considered and the votes cast with respect to each matter are set forth below.

1.
The approval of the transactions contemplated by the Agreement and Plan of Merger, dated as of March 30, 2026, or the merger agreement, by and among the Company, Affinity Bank, National Association (“Affinity Bank”), Fidelity BancShares (N.C.), Inc., The Fidelity Bank (“Fidelity Bank”), and TFB Merger Subsidiary, Inc. (“Merger Subsidiary”), pursuant to which (i) Merger Subsidiary will merge with and into the Company, (ii) the Company will merge with and into Fidelity Bank, and (iii) Affinity Bank will merge with and into Fidelity Bank, which series of transactions are collectively referred to as the mergers.

For	Against	Abstain	Broker non-votes
4,169,011	24,648	5,019	0

2.
The approval, on an advisory (non-binding) basis, compensation that may be paid or become payable to certain executive officers of the Company in connection with the mergers.

For	Against	Abstain	Broker non-votes
3,809,359	384,329	4,990	0

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to adjourn the meeting, if necessary or appropriate, in the event there were not sufficient votes in favor of proposal 1, above, at the time of the Special Meeting. Because the stockholders approved proposal 1 at the Special Meeting, the adjournment proposal was not submitted to the stockholders.

Item 9.01
Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFINITY BANCSHARES, INC.

DATE: July 7, 2026	By:	/s/ Brandi Pajot
Brandi Pajot
Senior Vice President and Chief Financial Officer